                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                         BOSS HOLDINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              BOSS HOLDINGS, INC.
                  221 W. FIRST STREET, KEWANEE, ILLINOIS 61443

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2001

                            ------------------------

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boss Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Board Room of Union Planters Bank N.A., 8182 Maryland Ave., First Floor, St. Louis, Missouri, 63105 on May 17, 2001, at 10:00 A.M. Central Daylight Time for the following purposes:

    1. To elect six directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

    2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 29, 2001.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 12, 2001, are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, his agent or attorney for any purpose germane to the Annual Meeting upon written notice, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James F. Sanders
                                          --------------------------------
                                          James F. Sanders
                                          Corporate Secretary

Dated: April 19, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IF YOU SEND IN YOUR PROXY CARD AND DECIDE TO ATTEND THE MEETING TO VOTE YOUR SHARES IN PERSON, YOU STILL MAY DO SO.

                              BOSS HOLDINGS, INC.
                  221 W. FIRST STREET, KEWANEE, ILLINOIS 61443

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                    GENERAL

    This Proxy Statement is furnished to stockholders of Boss Holdings, Inc., a Delaware corporation ("Company"), in connection with the solicitation by the Board of Directors of the Company ("Board of Directors" or "Board") of proxies for use at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held on Thursday, May 17, 2001, at 10:00 A.M. local time at the Board Room of Union Planters Bank, N.A., 8182 Maryland Ave., First Floor, St. Louis, MO 63105, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy initially will be mailed to stockholders on or about April 19, 2001.

    The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR each other proposal described in this proxy statement and in the accompanying notice of meeting.

VOTING RIGHTS AND VOTES REQUIRED

    The close of business on April 12, 2001, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of April 12, 2001, the Company had outstanding and entitled to vote approximately 1,934,904 shares of Common Stock, $0.25 par value per share ("Common Stock").

    A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. There is no cumulative voting with respect to any matter submitted for vote of the stockholders. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Common Stock (a "broker nonvote"), those shares will not be considered present and entitled to vote with respect to that matter.

    The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote at the Meeting will be required to approve the election of six directors of the Company and the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 29, 2001. In determining whether a proposal has received the requisite number of affirmative votes, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Abstentions will be included in the vote totals and, as such, will have the same effect as a negative vote.

VOTING OF PROXIES

    Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the directors of the Company and FOR each other proposal described in this proxy statement and in the accompanying notice of meeting.

    The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. If any such other matter is duly presented and in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter, including any shareholder proposal or other matter of which the Company does not receive proper notice prior to March 26, 2001.

REVOCATION OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised. Any proxy may be revoked in writing, or by a valid proxy bearing a later date, delivered to the Secretary of the Company or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

    The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company does not anticipate utilizing the services of any outside firm for the solicitation of proxies for the Meeting. The Company will pay persons holding stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified. The Board of Directors recommends the election of the six nominees named below, all of whom currently are directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

G. LOUIS GRAZIADIO, III Age 51--Chief Executive Officer and Chairman of the Board of the Company since June 1996. He is also the Chairman and CEO of Second Southern Corp., which is the manager of Ginarra Partners, LLC, a holding company with investments in various corporations, including the Company.

PERRY A. LERNER Age 58--Director since June 1996. Mr. Lerner is a partner of Lerner & Miller, LLP and is Managing Director of Crown Capital Group, Inc., a New York-based investment company. A graduate of Harvard Law School and Claremont McKenna College, Mr. Lerner was a partner of the law firm O'Melveny & Myers from 1984-1996 and is a member of the State Bar of New York, State Bar of California and American Bar Association.

LEE E. MIKLES Age 45--Director since June 1996. Mr. Mikles is Chairman of Mikles/Miller Management, Inc., a registered investment adviser, and Mikles/Miller Securities, LLC, a securities broker/dealer. Prior to the formation of those companies, he headed Mikles/Miller Group, an affiliate of Shearson Lehman Brothers after serving as First Vice President of the Corporate Finance Department at Bateman Eichler, Hill Richards Inc. and as First Vice President with Drexel Burnham Lambert, Inc. from 1981 through 1989. Mr. Mikles also serves on the Board of Directors of Coastcast Corporation, NelNet, Centerspan Corporation and Official Payments Corporation.

PAUL A. NOVELLY Age 57--Director since June 1996. Mr. Novelly is chief executive officer of Apex Oil Company, Inc. in St. Louis, Missouri, and its subsidiaries, which are engaged in the trading, refining, storage and transportation of petroleum products; World Point Terminals Inc., a publicly-held Canadian company, which owns and operates petroleum storage facilities in the United States, the Netherlands and the Bahamas; and AIC Ltd., headquartered in Bermuda, which trades petroleum products internationally. He also serves on the Board of Directors of World Point Terminals Inc., Intrawest Corporation and Coastcast Corporation.

RICHARD D. SQUIRES Age 43--Director since June 1996. Mr. Squires serves as President of RS Holdings, Inc., a Dallas, Texas based real estate and high-yield investment company, and as President of R3 Realty Corporation, formerly Pace Membership Warehouse, Inc., a former subsidiary of K-Mart Corporation.
Mr. Squires previously has served as Chief Financial Officer of Ft. Worth Holdings, Inc. and Vice President of Finance at American Hotels Corporation and Second Vice President of Finance at Punta Gorda Isles, Inc. Mr. Squires has a B.S. in Accounting from Pennsylvania State University and a Masters of Business Administration from Harvard University.

J. BRUCE LANCASTER Age 45--Director since May 2000. Chief Financial Officer of the Company since April, 1998 and Executive Vice President since August, 1999. From 1995 through 1998, Mr. Lancaster was Vice President Finance and Administration for Acme Boot Company, Inc. Previously, from 1989 to 1995, he served in various positions, including Vice President Finance and CFO, with Kinark Corporation, a public corporation traded on the American Stock Exchange. Mr. Lancaster has a Masters of Business Administration from Texas A&M University and is a certified public accountant.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

DIRECTORS

    Information with respect to the current Directors of the Company is set forth above.

EXECUTIVE OFFICERS

    Following is a list of the names and ages of the executive officers of the Company and its principal subsidiaries as of the date of this Proxy Statement, indicating all positions and offices with the Company held by each such person, and each such person's principal occupations or employment during the past five years.

-------------------------------------------------------------------------------------------------
                                       BOSS HOLDINGS, INC.
-------------------------------------------------------------------------------------------------
                                                    POSITIONS AND OFFICES HELD AND
          NAME              AGE        PRINCIPAL OCCUPATIONS OR EMPLOYMENT DURING PAST 5 YEARS
-------------------------------------------------------------------------------------------------
G. Louis Graziadio, III      51      Chairman of the Board and Chief Executive Officer of the
                                     Company since June 1996. He is also the Chairman and CEO of
                                     Second Southern Corp., which is the manager of Ginarra
                                     Partners, LLC, a holding company with investments in various corporations, including the Company.
-------------------------------------------------------------------------------------------------

J. Bruce Lancaster           45      Chief Financial Officer since April 1998 and Executive Vice
                                     President since August 1999. From 1995 through March 1998,
                                     Mr. Lancaster was Vice President Finance and Administration
                                     for Acme Boot Company, Inc. From 1989 to 1995, he served in various positions, including Vice President Finance and CFO, with Kinark Corporation, publicly traded on the American
                                     Stock Exchange.
-------------------------------------------------------------------------------------------------

    In addition to the named executive officers, Richard Bern has served as an operations consultant to the Company since March, 1999. In his capacity as a consultant, Mr. Bern currently exercises executive responsibilities in many sales and distribution functions under the review and direction of the Company's chief executive officer. Mr. Bern has extensive experience in importing, distribution and sales of consumer goods and previously served as president of Boss Manufacturing Company during 1996 and 1997. Since then he has been a private investor and worked as a consultant to various manufacturing and distribution firms, including the Company. Mr. Bern is 53 years old and has a Bachelor of Arts degree from the University of Cincinnati. See "Certain Relationships and Related Transactions" for additional information on his consulting arrangement.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

    Mr. Graziadio and Mr. Mikles are first cousins; otherwise, there are no family relationships existing between the officers and directors of the Company.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

    During the fiscal year ended December 30, 2000 ("Fiscal 2000"), there were two meetings of the full Board and two meetings of the Executive Committee of the Board. All directors attended at least 75% of the Board and Executive Committee meetings.

    The Company has an Executive Committee and standing Audit and Compensation Committees of the Board. Although the Company has no Nominating Committee, the Executive Committee has acted as a nominating committee and the above nominees are recommended by the Board of Directors. The Board of Directors will consider director nominees recommended by stockholders. Any such recommendations should be sent in writing to the Company at its principal executive offices, to the attention of the Secretary.

    The members of the Audit Committee are Messrs. Mikles, Squires and Lerner, all of whom are independent of the Company. The Audit Committee reviews with Grant Thornton LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Grant Thornton LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Grant Thornton LLP. The Audit Committee held five meetings during Fiscal 2000.

    The members of the Compensation Committee are Messrs. Lerner and Novelly. The Compensation Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See "Executive Compensation." The Compensation Committee held one meeting during Fiscal 2000, in addition to discussions in meetings of the Board of Directors.

    The members of the Executive Committee are Messrs. Graziadio, Squires, Lerner and Mikles. The Executive Committee generally has and may exercise all the powers and authority of the full Board in the management of the business and affairs of the Company, but specifically does not have the power or authority to do any of the following: (i) amend the Company's certificate of incorporation (except as permitted by applicable law with respect to fixing the number, designations, preferences and rights of shares of stock to be issued by the Company in certain circumstances); (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;
(iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; (v) amend the by-laws of the Company; (vi) declare a dividend; or (vii) authorize the issuance of stock. Authority with respect to the excepted matters is reserved to the Board. The full Board may act to rescind any actions previously taken by the Executive Committee.

COMPENSATION OF DIRECTORS

    During Fiscal 2000, each of the Company's directors earned an annual stipend of $15,000 and quarterly directors' fees of $2,000 per quarter. In addition, the Company pays compensation of $1,200 per special Board meeting attended (i.e., non-regularly scheduled meeting) or for more than four regular board meetings per year. Committee members receive compensation of $500 per committee meeting attended. The total compensation paid to all directors during Fiscal 2000 was $141,187. The

Company also reimburses its directors for reasonable expenses incurred in connection with attending Board and committee meetings. Except as described under "Directors' Stock Options" below, the Company had no other compensation arrangements with directors during Fiscal 2000.

DIRECTORS' STOCK OPTIONS

    The Company has adopted and maintains its 1998 Non-Employee Director Stock Option Plan ("1998 Director Plan"). During 1999, the Company issued non-qualified options for 90,000 shares of Common Stock under such plan. Pursuant to the affirmative vote of shareholders at the Company's 2000 Annual Meeting, the 1998 Director Plan was amended to reserve an additional 50,000 shares of Common Stock for issuance thereunder. There were no directors' options issued or exercised during Fiscal 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the best of the Company's knowledge, during the fiscal year ended December 30, 2000, the Graziadio Family Trust and Ginarra Partners, LLC, which together own in excess of 10% of the Common Stock, filed untimely four monthly reports relating to certain purchase transactions in the Company's securities. To the Company's best knowledge, all other Forms 3, 4 or 5 required to be filed during Fiscal 2000 were filed on a timely basis.

EXECUTIVE COMPENSATION

COMPENSATION TABLES

    The compensation paid in Fiscal 2000 to the Company's Chief Executive Officer and to each of the other executive officers of the Company and its subsidiaries whose total compensation exceeded $100,000 are as follows:

-------------------------------------------------------------------------------------------------------------------------------
                                                2000 SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                ANNUAL
                                             COMPENSATION                            LONG-TERM COMPENSATION
                                                                                       AWARDS           PAYOUTS
                                        ----------------------                  --------------------------------
                                                                 OTHER ANNUAL   RESTRICTED   OPTIONS/     LTIP      ALL OTHER
                                                                 COMPENSATION     STOCK        SARS      PAYOUT    COMPENSATION
     NAME AND POSITION         YEAR     SALARY ($)   BONUS ($)       ($)          AWARDS      (#)(3)      ($)          ($)
-------------------------------------------------------------------------------------------------------------------------------
G. Louis Graziadio, III(1)       2000      -0-         -0-          -0-            -0-         -0-        -0-        24,000
CEO and Chairman of              1999      -0-         -0-          -0-            -0-         30,000     -0-        26,000
the Board                        1998      -0-         -0-          -0-            -0-         -0-        -0-        35,000
-------------------------------------------------------------------------------------------------------------------------------
J. Bruce Lancaster(2)            2000      131,250     10,000        6,000         -0-         10,000     -0-          609
Executive Vice President         1999      121,667     10,000        6,000         -0-         15,000     -0-          221
& CFO                            1998       92,192     -0-          -0-            -0-         -0-        -0-        38,665
-------------------------------------------------------------------------------------------------------------------------------

(1) Compensation for Mr. Graziadio's services is as periodically determined by the Board's Compensation Committee, based on the type and extent of services Mr. Graziadio provided. Amounts listed as other compensation include director's fees.

(2) Mr. Lancaster was appointed Chief Financial Officer of the Company in
    April 1998 and Executive Vice President in May 1999. Other compensation paid to Mr. Lancaster in 1998 consisted primarily of relocation expenses and associated tax payments reimbursed by the Company in 1998.

(3) All figures in this column reflect options to purchase shares of Common
    Stock.

    The Company has adopted and maintains its 1998 Incentive Stock Option Plan (the "1998 Employee Plan") under which the Company may issue qualified or non-qualified stock options to employees, consultants and other key persons. During Fiscal 2000, options for a total of 10,000 shares were granted to Mr. Lancaster under the 1998 Employee Plan. During Fiscal 1999, options for a total of 15,000 shares were granted to Mr. Lancaster under such plan. The Company has no stock appreciation rights ("SARs") outstanding.

    The Company has adopted and maintains its 1998 Director Plan. See "Directors' Stock Options" for additional information regarding this plan. During Fiscal 1999, options for 30,000 shares were granted to Mr. Graziadio under the plan.

    The following sets forth the value of options exercised during the year and unexercised options held by the named executive officers on December 30, 2000:

--------------------------------------------------------------------------------------------------------
                            AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL 2000
                                 AND FISCAL YEAR-END OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING     VALUE OF UNEXERCISED
                                                                    UNEXERCISED         IN-THE-MONEY
                                                                    OPTIONS/SARS      OPTIONS/SARS AT
                                                                     AT FISCAL        FISCAL YEAR-END
                                                                    YEAR END(1)            ($)(2)
                                         SHARES         VALUE      -------------------------------------
                                      ACQUIRED ON     REALIZED      EXERCISABLE/        EXERCISABLE/
                NAME                    EXERCISE         ($)       UNEXERCISABLE       UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
G. Louis Graziadio, III                   -0-            -0-           30,000 / 0          0 / 0
-----------------------------------
J. Bruce Lancaster                        -0-            -0-       5,000 / 20,000          0 / 0
-----------------------------------

(1) All figures in this column reflect options to purchase shares of Common
    Stock.

(2) Assumes a market closing price of $1.75 per share at fiscal year end.

---------------------------------------------------------------------------------------------------------------
                                         STOCK OPTIONS GRANTED IN 2000
                                               INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                              ANNUAL RATES
                                      NUMBER OF     % OF TOTAL                               OF STOCK PRICE
                                      SECURITIES     OPTIONS      EXERCISE                  APPRECIATION FOR
                                      UNDERLYING     GRANTED       PRICE                     OPTION TERM(3)
                                       OPTIONS      IN FISCAL       PER      EXPIRATION   ---------------------
          NAME OF OPTIONEE            GRANTED(1)   YEAR 2000(2)    SHARE        DATE         5%          10%
---------------------------------------------------------------------------------------------------------------
J. Bruce Lancaster                      10,000         17.7%       $3.625    12/28/2009    $22,797     $57,773
-----------------------------------

(1) All options were granted at fair market value as of the date of the grant. Mr. Lancaster's options were granted under the 1998 Incentive Stock Option Plan and generally are not exercisable until one year after the grant date with vesting at the rate of one-third per year over the three years following the grant.

(2) Options for 56,500 shares were granted during the year to certain employees and consultants. The percentage shown reflects the optionee's percentage of all options granted to employees and consultants.

(3) The dollar amounts in these columns reflect the 5% and 10% annual rates of appreciation prescribed by SEC regulation. The 5% and 10% rates of appreciation would result in per share prices of $5.90 and $9.40, respectively, over the option term. The Company expressly disclaims any representations as to the level of appreciation which may be realized on the Company's stock.

EMPLOYMENT AGREEMENTS

    The Company does not have an employment agreement with any executive officer.

REPORT OF COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

    The following report of the Compensation Committee shall not be deemed incorporated by reference by any prior or future statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act. The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to compensation of the executives and reviews compensation for other key employees, including salary, bonuses and stock options. The Company seeks to pay competitive salaries that are commensurate with an executive's qualifications and responsibilities.

EXECUTIVE COMPENSATION PHILOSOPHY:

    The Company has not formally adopted an executive compensation philosophy or executive incentive compensation plan. Due to the changing character of the Company, as it has proceeded through a period of reorganization and transition, the Board generally has maintained the executive decision-making functions using the services of Mr. Graziadio and a select group of outside consultants. Recommendations for executive compensation are made by the Board's Compensation Committee and approved by the Board or the Executive Committee on an as-needed basis. Generally, executive compensation goals have been to attract, retain and reward executives who contribute to the Company's success, provide economic incentives for officers to achieve business objectives, reward individual performance and strengthen the relationship between executive pay and shareholder value. For certain matters, the Company periodically has retained Johnson & Associates, a management and benefits consultant, to provide advice on the type and amount of compensation to be paid to executive officers, directors and consultants.

EXECUTIVE OFFICER COMPENSATION:

    The Company's Fiscal 2000 and current total compensation programs for executive officers consist of both cash and stock-based compensation. The annual cash compensation and any incentive bonuses are decided or approved on a discretionary basis by the Board or Executive Committee after recommendation by the Compensation Committee. Executive compensation in the form of stock options is included under the Company's 1998 Incentive Stock Option Plan, as amended. Under this Plan, the number of Options granted and vesting periods are decided at the discretion of the Compensation Committee of the Board of Directors.

CHIEF EXECUTIVE OFFICER COMPENSATION:

    Compensation paid to Mr. Graziadio as Chief Executive Officer during Fiscal 2000 consisted solely of $24,000 in director's fees. Reimbursement of certain expenses incurred by Mr. Graziadio and a company affiliated with Mr. Graziadio in connection with the Company's business is discussed below in the section titled "Certain Relationships and Related Transactions."

Compensation Committee Members:    Perry A. Lerner    Paul A. Novelly

STOCK PRICE PERFORMANCE GRAPH

    The following graph sets forth a comparison of the cumulative total return to stockholders on the Common Stock during the five year period ended
December 30, 2000, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 2000, with the cumulative total return of companies on the NASDAQ Stock Market and NASDAQ companies comprising SIC Codes 3420-3429 (cutlery, hand tools and general hardware).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       BOSS HOLDINGS, INC.  NASDAQ STOCK MARKET (U.S.)  PEER GROUP
12/95              $100.00                     $100.00     $100.00
01/96              $103.80                     $100.50      $94.26
02/96              $120.25                     $104.33     $120.30
03/96              $101.27                     $104.68     $112.24
04/96               $31.65                     $113.35     $131.76
05/96                $6.96                     $118.55     $165.02
06/96                $5.70                     $113.21     $147.54
07/96                $5.06                     $103.14     $136.92
08/96                $5.06                     $108.93     $128.71
09/96                $5.06                     $117.25     $120.72
10/96                $1.27                     $115.94     $126.53
11/96                $0.77                     $123.13     $117.85
12/96                $0.63                     $123.03     $121.00
01/97                $0.63                     $131.76     $139.33
02/07                $1.01                     $124.46     $126.65
03/97                $0.63                     $116.35     $113.88
04/97                $1.01                     $119.97      $97.02
05/97                $1.22                     $133.56      $90.34
06/97                $2.03                     $137.67     $100.82
07/97                $2.53                     $152.17      $94.62
08/97                $0.77                     $151.95      $90.37
09/97                $2.53                     $160.95     $101.87
10/97                $0.77                     $152.57     $107.46
11/97                $1.27                     $153.37     $102.29
12/97                $0.81                     $150.68      $93.59
01/98                $0.66                     $155.45     $101.04
02/98                $1.27                     $170.06     $101.24
03/98                $0.63                     $176.35     $110.08
04/98                $1.27                     $179.33     $108.90
05/98                $0.77                     $169.36     $105.74
06/98                $0.79                     $181.20      $91.55
07/98                $0.81                     $179.08      $81.64
08/98                $0.63                     $143.58      $75.85
09/98                $1.32                     $163.49      $77.87
10/98                $1.01                     $170.68      $93.51
11/98                $0.71                     $188.03      $90.04
12/98                $0.62                     $212.46      $80.07
01/99                $0.65                     $243.30      $85.55
02/99                $0.61                     $221.51      $84.17
03/99                $0.71                     $238.27      $77.62
04/99                $0.81                     $245.95      $86.86
05/99                $1.01                     $239.13      $85.18
06/99                $1.04                     $260.65      $81.01
07/99                $1.27                     $255.95      $77.68
08/99                $1.27                     $266.77      $67.62
09/99                $1.52                     $267.14      $59.45
10/99                $1.85                     $288.54      $53.40
11/99                $1.97                     $323.64      $52.33
12/99                $1.47                     $394.82      $39.86
01/00                $1.77                     $380.21      $47.62
02/00                $1.77                     $452.48      $42.11
03/00                $1.47                     $443.17      $45.26
04/00                $1.24                     $372.76      $44.18
05/00                $1.14                     $327.79      $42.35
06/00                $1.01                     $385.31      $40.53
07/00                $0.96                     $364.43      $39.16
08/00                $0.94                     $407.49      $35.35
09/00                $0.86                     $354.54      $35.35
10/00                $0.86                     $325.33      $37.55
11/00                $0.81                     $250.82      $33.87
12/00                $0.71                     $237.37      $31.44

Notes to Performance Graph:

A. Information concerning the NASDAQ index and comparative industry index were provided by Research Data Group, Inc.

B. Information concerning the Company's stock price from December 1996 to March 1999 is based on unofficial month-end pricing obtained by the Company from over-the-counter sources, including internet stock-price services. Information on stock prices after March 1999 was provided by the OTC Bulletin Board system.

C. The lines for the NASDAQ and comparative industry indices represent monthly index levels derived from compounded daily returns that include all dividends.

D. The indices are reweighted daily, using the market capitalization on the previous trading day.

E. If the monthly interval for the indices, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index levels for all series were set to $100.00 on 12/31/1995.

F.  Produced on 4/05/2001 including data to 12/31/2000.

    There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

    The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company reimburses or pays costs and expenses incurred by Second Southern Corp. and/or Ginarra Holdings, Inc., companies affiliated with
Mr. Graziadio, in connection with Mr. Graziadio's execution of his duties as chief executive officer of the Company. These costs include clerical and administrative support, travel and entertainment expenses, and certain direct overhead costs including, but not limited to, postage, communication charges and office supplies. Payments to such affiliates of Mr. Graziadio for such costs and expenses in fiscal years 2000, 1999 and 1998 were $85,000, $102,000 and $55,000, respectively.

    James F. Sanders, corporate secretary of the Company, provides general counsel services to the Company. During Fiscal 2000, Mr. Sanders was paid $162,000 for legal services and reimbursement of related costs and expenses. Mr. Sanders also is employed by Apex Oil Company, Inc., a company controlled by P.A. Novelly, a director of the Company.

    Richard Bern, a former president of the Company's Boss Manufacturing Company subsidiary, currently provides executive services to the Company as an operations consultant. Mr. Bern provides services in all of the Company's significant operational areas, including sales, production, distribution and purchasing, including relations with foreign vendors. During Fiscal 2000, Mr. Bern was paid $166,000 for his services and reimbursed $15,000 for travel expenses, including foreign travel in connection with the Company's importing of goods.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth, as of March 31, 2001, certain information regarding the beneficial ownership of Common Stock by (i) each person known by the Company to be beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director; (iii) each named Executive Officer; and (iv) all directors and executive officers as a group.

-----------------------------------------------------------------------------------------------
                                                                    STOCK BENEFICIALLY OWNED
                                                                  -----------------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)                 NO. OF SHARES      % OF CLASS
-----------------------------------------------------------------------------------------------
GINARRA PARTNERS, LLC(2)                                             266,498           12.7%
2325 Palos Verdes Drive West, Suite 211
Palos Verdes Estates, CA 90274
-----------------------------------------------------------------------------------------------
GRAZIADIO FAMILY TRUST U/D/T 10-13-1975(3)                           118,453            5.6%
16633 Ventura Boulevard, Suite 510
Encino, CA 91436
-----------------------------------------------------------------------------------------------
SHYAM H. GIDUMAL                                                     154,283            7.4%
1220 Park Ave., New York, NY 10128
-----------------------------------------------------------------------------------------------
G. LOUIS GRAZIADIO, III(4)                                           153,000            7.3%
2325 Palos Verdes Drive West, Suite 211
Palos Verdes Estates, CA 90274
Chairman and President
-----------------------------------------------------------------------------------------------
PERRY A. LERNER(5)                                                    33,000            1.6%
Director
-----------------------------------------------------------------------------------------------
LEE E. MIKLES(5)                                                      91,283            4.3%
Director
-----------------------------------------------------------------------------------------------
PAUL A. NOVELLY(5)(6)                                                 12,000            *
Director
-----------------------------------------------------------------------------------------------
RICHARD D. SQUIRES(5)                                                 91,283            4.3%
Director
-----------------------------------------------------------------------------------------------
J. BRUCE LANCASTER(7)                                                 18,833            *
Director and Executive Vice President
-----------------------------------------------------------------------------------------------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                      665,897           31.7%
(7 Persons, excludes Mr. Gidumal and the Graziadio Family
Trust)
-----------------------------------------------------------------------------------------------

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial" owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.

(2) Mr. Graziadio has sole voting and investment power over these shares in his capacity as chief executive officer of Second Southern Corp., which is the manager of Ginarra Partners, LLC. Mr. Graziadio disclaims any pecuniary interest or beneficial ownership of the shares owned by Ginarra Partners LLC.

(3) Shares are owned by the Graziadio Family Trust, a trust established by Mr. Graziadio, but as to which he is neither a trustee nor a beneficiary. Mr. Graziadio disclaims beneficial ownership of all shares owned by the Graziadio Family Trust.

(4) Includes 30,000 shares subject to options granted under the Company's 1998 Director Plan. Does not include 266,498 shares held by Ginarra Partners, LLC, as to which Mr. Graziadio has sole voting and investment power by virtue of being the chief executive officer of the manager of Ginarra Partners. Does not include 118,453 shares which are owned by the Graziadio Family Trust, a trust established by Mr. Graziadio, but as to which he is neither a trustee nor a beneficiary. Mr. Graziadio disclaims beneficial ownership of all shares owned by the Graziadio Family Trust and Ginarra Partners.

(5) Includes 12,000 shares subject to options granted under the Company's 1998 Director Plan.

(6) Does not include 87,283 shares (4.2% of shares), which are owned by Novelly Exempt Trust, an irrevocable trust established by Mr. Novelly, but as to which he is not a trustee and does not have the right to name or replace the trustee. Mr. Novelly disclaims beneficial ownership of the shares owned by Novelly Exempt Trust.

(7) Includes 13,333 shares subject to options granted under the Company's 1998 Incentive Stock Option Plan.

*   Number of shares owned is less than 1% of shares outstanding.

                                 PROPOSAL NO. 2
         APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2001

    The firm of Grant Thornton LLP, Certified Public Accountant, served as the independent auditors of the Company for Fiscal 2000, and the Board of Directors recommends the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 29, 2001. The Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board will consider other firms for this engagement. The Company has not yet formally engaged Grant Thornton LLP for these services and the actual engagement will be dependent upon reaching a satisfactory agreement with the accounting firm on all terms, including the fees to be charged. During Fiscal 2000 the Company incurred fees of $88,000 from Grant Thornton LLP for audit and financial statement review services and $28,000 for all other fees, consisting primarily of tax advice. The Audit Committee of the Board has determined that the provision of non-audit services to the Company by Grant Thornton LLP is compatible with maintaining their independence as the Company's principal accountants.

    The Company has been advised by Grant Thornton LLP that a representative will not be present at the Meeting and therefore will not be available to respond to shareholder questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2001.

                             AUDIT COMMITTEE REPORT

    The audit committee of the Board of Directors has reviewed and discussed the audited financial statements with management and with the Company's independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Communications with Audit Committees). The audit committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence. Based on such review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2000.

    The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

Audit Committee Members:    Richard D. Squires    Lee E. Mikles    Perry A.
Lerner

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting must be received in writing by the Company at its principal executive offices no later than December 20, 2001 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                   FORM 10-K

    THE COMPANY, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000. REQUESTS SHOULD BE DIRECTED TO:

                                Bruce Lancaster
                            Executive Vice President
                              Boss Holdings, Inc.
                              221 W. First Street
                               Kewanee, IL 61443

                                 OTHER BUSINESS

    The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James F. Sanders
                                          --------------------------------
                                          James F. Sanders
                                          Corporate Secretary

Dated: April 19, 2001

                                                                      APPENDIX A

                              BOSS HOLDINGS, INC.
                            AUDIT COMMITTEE CHARTER

STATUS The Audit Committee ("Committee") is a committee of the Board of Directors of Boss Holdings, Inc. ("Company").

MEMBERSHIP The Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent of the Company. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board of Directors have accounting or financial management expertise.

MEETINGS The Committee shall meet from time to time in conjunction with regular meetings of the Board of Directors and at such other times determined by the Committee or the chairperson of the Committee.

RESPONSIBILITIES

    1. Evaluate and select annually the public accounting firm to be outside auditors for the Company, set their compensation and recommend their engagement for approval by the Board.

    2. Review with members of the public accounting firm selected as the Company's outside auditors the scope of their prospective audit and such other matters pertaining to such audit as the Committee may deem appropriate; receive copies of the annual comments or recommendations from the outside auditors on accounting procedures and systems of control; receive and discuss management's responses to such comments or recommendations; and review with the outside auditors any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries. The Committee is to instruct the outside auditors that they are responsible to the Board of Directors and the Committee as representatives of the shareholders.

    3. Review with management and outside auditors the annual and quarterly financial statements of the Company, including significant estimates made by management and any material changes in accounting principles or practices used in preparing the statements, prior to the filing of reports on Form 10K or Form 10Q with the SEC. Such review is to include items required by SAS 61 as in effect from time to time for annual statements, and SAS 71 as in effect from time to time for quarterly statements. After review of the financials and the draft Form 10K, recommend to the Board of Directors whether the audited financial statements should be included in the Form 10K.

    4. Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect from time to time and discuss the report with the outside auditors.

    5. Prepare and deliver to the Board of Directors a report for inclusion in the Company's annual proxy statement which summarizes the Committee's activities in compliance with Item 7 of Schedule 14A and/or other applicable regulations of the Securities and Exchange Commission.

    6. Review and assess the Company's overall system of internal controls and accounting practices, including controls for detecting accounting and financial reporting errors, fraud and defalcations, and legal violations.

    7. Present to the Board of Directors such comments and recommendations as the Committee deems appropriate, and perform such other duties and functions as may be assigned by the Board of Directors.

OTHER AUTHORITY The Committee may cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage independent resources to assist in its investigations as it deems necessary.

Effective as of March 20, 2001

                              BOSS HOLDINGS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby constitutes and appoints G. Louis Graziadio, III and James F. Sanders, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Boss Holdings, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Board Room of Union Planters Bank N.A., 8182 Maryland Ave., First Floor, St. Louis, Missouri 63105 at 10:00 A.M. Central Daylight Time, on May 17, 2001, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

    This proxy when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of proposals 1, 2 and 3.

1.   ELECTION OF DIRECTORS   Nominees:  G. Louis Graziadio, III, J. Bruce Lancaster, Perry A. Lerner, Lee E. Mikles,
                                        Paul A. Novelly, Richard D. Squires
     / / VOTE FOR ALL THE NOMINEES, EXCEPT                          / / VOTE WITHHELD FROM ALL NOMINEES

     vote withheld from the following nominees (if any)

2.   Ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending
     December 29, 2001.

     / / FOR                        / / AGAINST                        / / ABSTAIN

3.   In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

     / / FOR                        / / AGAINST                        / / ABSTAIN

                                              Dated ______________________, 2001

                                              __________________________________
                                              Signature of Stockholder

                                              __________________________________
                                              Signature of Additional
                                              Stockholder if held jointly

                                              THIS PROXY MUST BE SIGNED EXACTLY
                                              AS THE NAME APPEARS HEREON. WHEN
                                              SHARES ARE HELD BY JOINT TENANTS,
                                              BOTH SHOULD SIGN. IF THE SIGNER IS
                                              A CORPORATION, PLEASE SIGN FULL
                                              CORPORATE NAME BY AN AUTHORIZED
                                              OFFICER, GIVING FULL TITLE. IF A
                                              PARTNERSHIP, PLEASE SIGN IN FULL
                                              PARTNERSHIP NAME BY AUTHORIZED
                                              PERSON.

 PLEASE MARK, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.